Exhibit 99.1

FOR IMMEDIATE RELEASE

DECEMBER 13, 2013

Contact:                                                Jill McMillan, Director of Public & Industry Affairs

Phone: (214) 721-9271

Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY ANNOUNCES EXPIRATION OF

HART-SCOTT-RODINO WAITING PERIOD FOR

BUSINESS COMBINATION WITH DEVON ENERGY MIDSTREAM BUSINESS

DALLAS, December 13, 2013 —Crosstex Energy, Inc. (NASDAQ: XTXI) and Crosstex Energy, L.P. (NASDAQ: XTEX) (collectively “Crosstex”) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), has expired in connection with the previously announced combination of substantially all of the U.S. midstream assets owned by Devon Energy Corporation (NYSE: DVN) (“Devon”) with Crosstex’s assets to form a new midstream business. Expiration of the HSR waiting period satisfies one of the conditions to the closing of the business combination.

The business combination is expected to close in the first quarter of 2014, subject to certain other conditions set forth in the merger agreement and contribution agreement, including approval by stockholders of Crosstex Energy, Inc. and other customary closing conditions.

About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas that offers diversified, tailored customer solutions spanning the energy value chain with services and infrastructure that link energy production with consumption. XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive truck fleet. XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

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Crosstex Energy Announces Expiration of Hart-Scott-Rodino Waiting Period

for Business Combination with Devon Energy Midstream Business

Crosstex Energy, Inc. (NASDAQ: XTXI) owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in Crosstex Energy, L.P. as well as the majority interest in E2, a services company focused on the Utica Shale play in the Ohio River Valley.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving a Devon entity and a Crosstex entity. In connection with the proposed merger, New Public Rangers, L.L.C. has filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a proxy statement/prospectus for the Crosstex stockholders. Crosstex will mail the final proxy statement/prospectus to its stockholders. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant documents filed or to be filed with the SEC. These documents (when they become available), and any other documents filed by Crosstex or Devon with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the proxy statement/prospectus from Crosstex Energy, Inc. by contacting Investor Relations by mail at Attention: Investor Relations, 2501 Cedar Springs, Dallas, Texas 75201.

Participants in the Solicitation

Devon, Crosstex and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of Crosstex Energy, Inc. in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Crosstex Energy, Inc. in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC.  Information regarding Crosstex Energy, Inc.’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.  Information regarding Devon’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.

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Crosstex Energy Announces Expiration of Hart-Scott-Rodino Waiting Period

for Business Combination with Devon Energy Midstream Business

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of Devon’s and Crosstex’s management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated.  Such forward-looking statements include, but are not limited to, statements about future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts.  Factors that could result in such differences or otherwise materially affect Devon’s, Crosstex’s or the new company’s financial condition, results of operations and cash flows include, without limitation,(a) failure to consummate the transactions due to unsatisfied closing conditions with respect the transactions or failure to obtain regulatory approval for the transactions, (b) the risk that the new company will not be integrated successfully or that such integration will take longer than anticipated, (c) the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe, (d) fluctuations in oil, natural gas and NGL prices, (e) the extent and success of drilling efforts, as well as the extent and quality of hydrocarbon volumes produced within proximity of our assets, (f) failure or delays by customers in achieving expected productions in their projects, (g) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (h) actions or inactions to or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers, (i) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (j) changes in the availability and cost of capital, (k) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (l) timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule, (m) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements, (n) the effects of existing and future litigation and (o) risks related to our substantial indebtedness, as well as other factors disclosed in Devon’s and Crosstex’s filings with the Securities and Exchange Commission. You should read Devon’s and Crosstex’s filings with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K for the year ended December 31, 2012 and their Quarterly Reports for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and other filings made with the Securities and Exchange Commission. Neither Devon nor Crosstex assumes any obligation to update these forward-looking statements.

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